Exhibit 10.7

Confidential

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of [___], 2015 by and between Ascend Telecom Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and [New Mauritius Blocker Co], a Mauritius private company limited by shares (the “Service Provider”).

RECITALS

WHEREAS, the Company, NSR-PE Mauritius LLC, a Mauritius private company limited by shares (“NSR”), Ascend Telecom Infrastructure Private Limited, a private limited company organized under the laws of India (“Opco”) and ROI Acquisition Corp. II (“ROI”) have entered into an Agreement and Plan of Merger, dated as of July [•], 2015 (the “Merger Agreement”), pursuant to which ROI will merge with and into a Delaware limited liability company wholly owned by the Company (“Merger Sub”), with Merger Sub surviving that transaction;

WHEREAS, following the transactions contemplated by the Merger Agreement, and the purchase by NSR QSR PE Mauritius LLC (“NSR QSR”) of all of the issued and outstanding equity interests of OpCo held by Infrastructure Leasing & Financial Services Limited, N.K. Tele Systems Limited, and N.K. Telecom Products Limited, the Company will beneficially own through NSR QSR all of the issued and outstanding shares of OpCo; and

WHEREAS, the Company desires to retain Service Provider to provide the services as further described below, and Service Provider is willing to provide such services on the terms set forth below. Accordingly, the compensation arrangement set forth in this Agreement is designed to compensate Service Provider for its services.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Services. Service Provider hereby agrees that, from the date hereof until April 26, 2017, it will provide the following services (collectively, the “Services”) to the Company (with respect to its investment in, and for purposes of directing the actions of, OpCo) as requested from time to time by the Company and agreed to by Service Provider:

(a)          strategic and management advice in connection with the Company’s operations, including advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its investments;

(b)          recommendation of nominees to serve as directors of the Company;

(c)          advice in connection with financing, acquisition, disposition, merger, combination and change of control transactions involving the Company (however structured); and

(d)          such other advice as Service Provider and the Company may from time to time agree in writing.

The Company acknowledges that Service Provider’s services are not exclusive and that Service Provider may render similar services to other persons and entities. Service Provider and the Company understand that the Company may, at times, engage one or more investment bankers or financial advisers to provide services in addition to services provided by Service Provider under this Agreement and that Service Provider may engage third parties to assist it in providing the services under this Agreement. In providing services to the Company, Service Provider will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Service Provider, on the one hand, nor the Company, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account. Notwithstanding anything to the contrary contained herein, (i) Service Provider may hire or engage one or more third-party service providers to perform any or all of its obligations under this Agreement, whereupon such third-party service provider shall also be referred to herein as the “Service Provider”, and (ii) Service Provider (including any third-party service provider) will not provide any Services to the Company while physically present in India or in the United States. If Service Provider engages any third parties to perform any Services hereunder, it shall be solely responsible for paying any fees and expenses of such third parties and shall not be entitled to seek reimbursement from the Company therefor.

2.            Payment of Fees. In consideration of Service Provider providing the Services, the Company will issue to Service Provider restricted stock units of the Company equal to 13.5% of the issued and outstanding shares of the Company as of immediately following the closing of the transactions contemplated by the Merger Agreement (the “Management Fee Restricted Stock Units”). The Management Fee Restricted Stock Units evidenced by this Agreement and these terms and conditions shall only result in the issuance of ordinary shares of the Company equal in number to the Management Fee Restricted Stock Units to the extent the Service Provider “Vests” in the Management Fee Restricted Stock Units as specified in Schedule A. The issuance of the ordinary shares shall occur within three (3) days following the date that the Service Provider Vests in the Management Fee Restricted Stock Units as specified in Schedule A, including with respect to a Change in Control.

3.            Term. This Agreement will continue in full force and effect until such time the entirety of the Management Fee Restricted Stock Units Vests in accordance with Schedule A and ordinary shares have been issued in accordance with Section 2 (the “Term”). Notwithstanding the foregoing, the Agreement will terminate on the earlier of (i) upon court order or receipt by the Company of a final and nonappealable determination by a court of competent jurisdiction determining willful misconduct or fraud on the part of the Service Provider in fulfilling its obligations in this Agreement, (ii) if Service Provider provides not less than 10 days’ written notice to the Company of its intention to terminate the Agreement or (iii) immediately following a Change of Control. For purposes of this Agreement, the term “Change of Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)          any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding of the capital stock of the Company entitled to vote for the election of directors of the Company (the “Voting Stock”) of the Company; provided however, that:

(i)          for purposes of this Section 3(a), the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors (as defined below), (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction (as defined below) that complies with clauses (i), (ii) and (iii) of Section 3(c) below;

(ii)         if any Person is or becomes the beneficial owner of 50% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 3(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(iii)        a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 50% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(iv)        if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 50% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 50% of the Voting Stock of the Company, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(b)          a majority of the board of directors of the Company ceases to be comprised of Incumbent Directors; or

(c)          the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (i) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the board of directors of the Company providing for such Business Transaction; or

(d)          approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 3(c).

In the case of any such termination in accordance with this Section 3, Section 5 and Schedule A will survive any termination of this Agreement to the maximum extent permitted under applicable law. “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least [two-thirds of the then Incumbent Directors] (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the board of directors of the Company occurs as a result of an actual or threatened election contest (as described in Rule 14a 12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company. “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

4.            Indemnification. The Company hereby indemnifies and agrees to exonerate and hold Service Provider and each of its respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing, including NSR (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce the Company’s obligations hereunder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including reasonable attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement or (ii) operations of, or services provided by the Service Provider to the Company from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Company or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising from such Indemnitee’s willful misconduct or fraud, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final nonappealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby agrees that they are the indemnitors of first resort, and if the Service Provider (or any affiliate thereof other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder, then (i) the Service Provider (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Company shall reimburse the Service Provider (or such other affiliate) for the payments actually made. The Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of the Company not to exercise), any claims or rights that the Company may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. None of the Indemnitees will be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct or fraud.

5.            Disclaimer and Limitation of Liability; Opportunities.

(a)          Disclaimer; Standard of Care. Service Provider makes no representations or warranties, express or implied, in respect of the services to be provided by Service Provider hereunder. In no event will Service Provider or any of the Indemnitees be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of Service Provider as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b)          Freedom to Pursue Opportunities. In recognition that Service Provider, and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Service Provider or its affiliates may serve as an advisor, a director or in some other capacity, and in recognition that Service Provider and its affiliates have myriad duties to various investors and partners, and in anticipation that the Service Provider (or one or more affiliates, associated investment funds or portfolio companies, or clients of Service Provider) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Service Provider. Except as Service Provider may otherwise agree in writing after the date hereof:

(i)          Subject to the Governance Agreement (as defined in the Merger Agreement), Service Provider and its affiliates will have the right: (A) to directly or indirectly engage in any business (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that Service Provider believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii)         Subject to the Governance Agreement, Service Provider and its officers, employees, partners, members, other clients, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any action specified in Section 5(b)(i), and the Company on its own behalf and on behalf of its affiliates, hereby renounce and waive any right to require Service Provider or any of its affiliates to act in a manner inconsistent with the provisions of this Section 5(b).

(iii)        Subject to the Governance Agreement, neither Service Provider nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c)          Limitation of Liability. In no event will either party hereto or any of its affiliates be liable to the other or any of its affiliates for any indirect, special, punitive, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Service Provider hereunder.

6.            Assignment. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the provisions hereof for the benefit of Indemnitees other than Service Provider shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7.            Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of Service Provider and the Company. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8.            Governing Law; Jurisdiction.

(a)          Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without regard to its conflicts of laws principles.

(b)          Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i). Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

(c)          Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of, based upon or relating to this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8(c) constitute a material inducement upon which such party is relying and will rely in entering into this agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

9.            Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10.          Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or electronic mail (“e-mail”) or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to:

Ascend Telecom Holdings Limited

[•]

[•]

[•]

Attention: [•]

Facsimile: [•]

Email: [•]

With a copy to:

Jones Day

222 E. 41st Street

New York, NY 10017

Attention: Brien M. Wassner

Facsimile: +1 212 326 3998

Email: bwassner@jonesday.com

If to Service Provider, to:

[New Mauritius Blocker Co]

[c/o New Mauritius Blocker Co

540 Madison Ave,

30th Floor

New York, NY 10022]

Attention: [•]

Facsimile: [•]

Email: [•]

[With a copy to:

]

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, or if by e-mail, the date that receipt of such e-mail has been confirmed, (c) one business day after being sent by Federal Express, UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.          Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12.          Third Party Beneficiaries. Except as otherwise provided in this Agreement, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person or entity other than the Parties any rights or remedies under, or by reason of, this Agreement.

13.          Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

14.          Interpretation.

(a)          Unless the context otherwise requires, (a) all references to Sections are to Sections of this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) words in the singular include the plural and vice-versa, and (d) the term “including” means “including without limitation.” All references to laws in this Agreement will include any applicable amendments thereunder. All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term “day” or “days” is used, it will mean calendar days (unless referred to as a “business day”).

(b)          No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

15.          Headings. The headings in this Agreement are for convenience of reference only and will not constitute a part of this Agreement, nor will they affect its meaning, construction or effect.

16.          Confidentiality. Service Provider agrees to keep confidential during the Term, and for twelve months after the expiration or any termination of this Agreement, all information provided to it by the Company, except as required by law.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	ASCEND TELECOM HOLDINGS LIMITED

By:
Name:
Title:

SERVICE PROVIDER:	[New Mauritius blocker co]

By:
Name:
Title:

SCHEDULE A

VESTING SCHEDULE

The Management Fee Restricted Stock Units will become Vested as follows:

Services Through Vesting Period. The Service Provider will become Vested in the Management Fee Restricted Stock Units, subject to the Service Provider continuing to provide the Services to the Company throughout the period beginning on the date hereof and ending on April 26, 2017, as follows:

•	One-third of the Management Fee Restricted Stock Units shall Vest on April 26, 2017.

•	One-third of the Management Fee Restricted Stock Units shall Vest on October 26, 2017.

•	One-third of the Management Fee Restricted Stock Units (the “Final Tranche”) shall Vest on April 26, 2018, provided that Service Provider shall use commercially reasonable best efforts to seek the approval of its equityholders to extend the Vesting period for the Final Tranche, and if approved, the Final Tranche shall Vest on the earlier of such latest approved date and October 26, 2018.

Change in Control. In the event a Change in Control occurs during the vesting period, the Service Provider will become fully Vested in the Management Fee Restricted Stock Units no later than five days prior to the Change in Control; provided that if the date of issuance of the ordinary shares pursuant to a Change of Control falls on a day that is the last day of a calendar quarter, such ordinary shares shall be issued at least two Business Days (as such term is defined in the Merger Agreement) prior to the last day of such calendar quarter.